Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, NY 10022
troutman.com

February 20, 2024

Key Mining Corp.

701 Brickell Avenue

Suite 1550

Miami, FL 33131

Re: Registration Statement on Form S-1 (File No. 333-275545)

Ladies and Gentlemen:

We have acted as counsel to Key Mining Corp., a Delaware corporation (the “Company”), in connection with the proposed issuance of (i) up to 8,625,000 shares (the “Offered Shares”) of common stock, $0.001 par value per share (the “Common Stock”), and (ii) warrants (the “Representative’s Warrants”) to purchase up to 431,250 shares (the “Warrant Shares”) of Common Stock to be issued to Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Representative”), as compensation for its services pursuant to the underwriting agreement to be entered into by and among the Company, the Representative and the other underwriters named therein (the “Underwriting Agreement”). The Offered Shares, the Warrant Shares and the Representative’s Warrants are collectively referred to as the “Securities.” The Securities are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2023 (File No. 333-275545) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws (the “Bylaws”) of the Company, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement, (v) the form of Representative’s Warrants, (vi) a certificate executed by an officer of the Company, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Key Mining Corp.
February 20, 2024

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. We express no opinion as to the enforceability of any indemnification or contribution provision, choice of law provision or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and, with respect to the Representative’s Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the execution and delivery of the Underwriting Agreement by the parties thereto, (ii) the effectiveness of the Registration Statement and the completion of the offering as contemplated by the Registration Statement, (iii) the issuance of the Securities pursuant to the terms of the Underwriting Agreement, and (iv) the receipt by the Company of the consideration for the Securities specified in the resolutions of the Company’s Board of Directors or a committee thereof:

1.	The Offered Shares will be validly issued, fully paid and non-assessable.

2.	The Representative’s Warrants and the Warrant Shares will have been duly authorized, and if, as and when issued in accordance with the terms of the Representative’s Warrants and the payment of the exercise price therefore, the Warrant Shares will be validly issued, fully paid and non-assessable.

3.	The Representative’s Warrants will be valid and legally binding obligations of the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP